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                                                                   EXHIBIT 10.11

                                PROMISSORY NOTE
                                ---------------

$456,000                   Peace Dale, Rhode Island               March 31, 1996


     FOR VALUE RECEIVED, MIM Holdings, LLC, a Rhode Island limited liability company, with a registered office at One Richmond Square, Providence, Rhode Island 02906, Attention: Robert C. Bruns ("Borrower") promises to pay to the order of MIM Strategic Marketing, LLC, a Rhode Island limited liability company, with offices at 25 North Road, P.O. Box 3689, Peace Dale, Rhode Island 02883 ("Lender"), the principal sum of Four Hundred Fifty-Six Thousand Dollars ($456,000.00), together with interest on the unpaid balance of principal from the date of this Note until this Note is paid in full at the rate of ten percent (10%) per annum.

     Interest shall be payable, quarterly in arrears commencing June 1, 1996, until March 31, 2001, at which time the entire unpaid principal balance of this Note and all interest due under this Note shall be due and payable in full.

     Borrower may repay all or any portion of the unpaid principal balance at any time, and from time to time, without penalty. A prepayment of principal will not postpone the due date of any subsequent payment of interest or principal under this Note. All payments on this Note will be applied first to interest accrued as of the date of payment and then to principal.

     Both principal and interest are payable in lawful money of the United States of America and in immediately available funds at the address of Lender shown above or at such other address as the Lender or other holder of this Note may designate in writing.

     Borrower will pay all costs and expenses, including reasonable attorney's fees, incurred by the holder in collecting this Note or foreclosing on the security for this Note, even if no legal proceeding is filed.

     Borrower waives presentment, notice of dishonour and protest.

     This Note will be construed and enforced in accordance with the laws of the State of Rhode Island, without resort to its conflict of laws rules.

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     IN WITNESS WHEREOF, the undersigned Borrower has caused this Note to be executed by its duly authorized representative on the date first above written.

Witness:                                MIM Holdings, LLC


/s/ Douglas Leonard                     /s/ E. David Corvese
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                                        E. David Corvese, Manager

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